EXHIBIT 99

April 30, 2003

Avnet, Inc. to Present at the JPMorgan Conference on May 7, 2003

Phoenix, Arizona — Avnet, Inc. (NYSE:AVT) today announced Roy Vallee, Avnet’s chairman and chief executive officer, will present at the 31st Annual JPMorgan Technology & Telecom Conference to be held at the Westin St. Francis in San Francisco. Mr. Vallee will provide Avnet’s presentation on Wednesday, May 7, 2003 at 2:00 p.m. Pacific and 5:00 p.m. Eastern time. The presentation will be broadcast live over the Internet at www.ir.avnet.com. Interested parties should log on to the Avnet Web site 15 minutes prior to the presentation time to register for the event and download any necessary software.

Also available at www.ir.avnet.com are other recent Web casts, a calendar of events, downloadable slide presentations, and other investor information.

Additional Information

Phoenix, Ariz.-based Avnet, Inc. (NYSE:AVT) is one of the world’s largest distributor of semiconductors, interconnect, passive and electromechanical components, embedded systems and computer products from leading manufacturers. Serving customers in 63 countries, Avnet also delivers services such as inventory management, supply-chain services, bill-of-materials analysis, systems integration and engineering design assistance. A Global Fortune 500 company, Avnet’s revenues for fiscal 2002 (year ended June 28, 2002) were $8.9 billion. Please feel free to visit Avnet’s Investor Relations Web site at www.ir.avnet.com or contact us at investorrelations@avnet.com.

Contact:

John J. Hovis
Vice President and Director, Investor Relations
investorrelations@avnet.com
480-643-7053

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